SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2007 (December 21, 2007)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 OTHER EVENTS.

On December 21, 2007, Ambac Financial Group, Inc. (“Ambac”) issued a press release announcing that Fitch Ratings (“Fitch”) had put Ambac Assurance Corporation’s (“Ambac Assurance”) AAA rating on “Rating Watch Negative.” A copy of the press release, filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, Fitch has placed Ambac’s AA long-term rating on “Rating Watch Negative.” In addition, Fitch placed the ratings of Ambac’s outstanding senior unsecured debt and its subordinated hybrid security on “Rating Watch Negative.” Fitch stated that this action follows the completion of the updated assessment by Fitch into Ambac’s current exposure to structured finance collateralized debt obligations backed by subprime mortgage collateral, including CDO-squared securities.

Fitch’s review indicates that Ambac’s capital adequacy under Fitch’s Matrix financial guaranty capital model currently falls below guidelines for an ‘AAA’ insurer financial strength rating by around $1 billion. Fitch stated that if at any time during the next four-to-six weeks, Ambac is able to obtain further capital commitments and/or put in place additional reinsurance or other risk mitigation measures, that would help improve the Company’s Matrix result at an ‘AAA’ rating stress, Fitch would anticipate affirming Ambac’s ratings with a “Stable Rating Outlook.”

Certain statements in this document and the exhibit are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Item
99.01	Press release, dated December 21, 2007, issued by Ambac Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: December 21, 2007

	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.01	Press release, dated December 21, 2007, issued by Ambac Financial Group, Inc.